Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES SUCCESSFUL REPRICING OF

$2.455 BILLION OF USD TERM B LOANS; PLANS STOCK BUYBACK UP TO $1.0 BILLION

SAN JOSE, Calif. — May 15, 2018 — Western Digital Corp. (NASDAQ: WDC) (“Western Digital” or the “company”) today announced that it has successfully priced $2.455 billion of new U.S. dollar-denominated term B-4 loans at an interest rate of LIBOR + 1.75%, which priced 25 basis points lower than its previous term B-3 loans issued in November 2017. This new financing marks the company’s fourth successful repricing of U.S. dollar-denominated term B loans since issuing its original term B loans in connection with its acquisition of SanDisk Corporation in May 2016. In connection with this transaction, Western Digital settled the previous U.S. dollar-denominated term B-3 loans with the proceeds of this new loan. The new financing is expected to generate annual cash interest savings of approximately $6 million beginning on May 15, 2018. The new term loans have the same remaining tenor as the previous U.S. dollar-denominated term B loans and mature on April 29, 2023.

The company repurchased shares of its common stock in the amount of $155 million during its third fiscal quarter and intends to repurchase additional shares under its existing stock repurchase program for an amount of up to $1 billion. At least 50 percent of the repurchases are targeted for the remainder of the company’s current fiscal quarter. The company has already commenced repurchasing its common stock and the exact amount of repurchases will depend on market conditions.

About Western Digital

Western Digital creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Western Digital® data-centric solutions are marketed under the G-Technology™, HGST, SanDisk®, Tegile™, Upthere™ and WD® brands. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Western Digital Announces Successful Repricing of $2.455 Billion of USD Term B Loans

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning expected annual interest expense savings and potential repurchases in the future by the company of its common stock. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; impacts of new tax legislation; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on May 8, 2018, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital, the Western Digital logo, G-Technology, HGST, SanDisk, Tegile, Upthere and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries.

Company contacts:

Western Digital Corp.

Investor Contact:

Jay Iyer

408.801.2067

jay.iyer@wdc.com

investor@wdc.com

Media Contact:

Jim Pascoe

408.717.6999

jim.pascoe@wdc.com